Exhibit 24.1

LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that this day of June 17, 2025 the undersigned hereby constitutes and appoints Matthew Jules Knopf, Mark Alan Sorensen and James Oliver Fankhauser as the undersigned’s true and lawful attorneys-in-fact to:

1.       (a) prepare, execute, acknowledge, deliver and file a Form ID (including any amendments or authentications thereto) on the undersigned’s behalf with respect to obtaining U.S. Securities and Exchange Commission (the “SEC”) EDGAR codes, with the SEC; and (b) serve as an account administrator for the undersigned’s SEC EDGAR account once established and execute and deliver any further documentation or make any further acknowledgments and confirmations on the undersigned’s behalf as each such attorney-in-fact deems necessary or appropriate in order to maintain and manage the undersigned’s SEC EDGAR account;

2.       execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director or both of Wheels Up Experience Inc. (the “Company”), Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;

3.       do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority, including, without limitation, the preparation, execution, acknowledgement, delivery and filing of any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC; and

4.       take any other action in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorneys-in-fact may approve in such attorneys-in-facts’ discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-facts’ substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that such attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

(Signature Page Follows; Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney for Section 16 Filing Obligations as of this day of June 17, 2025.

Signed and acknowledged:

/s/ Meaghan Danielle Wells
Meaghan Danielle Wells

NOTARY ACKNOWLEDGMENT

State of Texas

County of Harris

I, Merryessa Johnese, Notary Public, do hereby certify that Meaghan Danielle Wells personally appeared before me this day and acknowledged the due execution of this Limited Power of Attorney for Section 16 Filing Obligations.

Witness my hand and official seal this 17th day of June, 2025

/s/ Marryessa Johnese
(Official Seal)	Official Signature of Notary

Merryessa Johnese
Notary’s Printed or Typed Name

My Commission Expires: 04/24/2029	Notary Public

(Signature Page to Limited Power of Attorney for Section 16 Filing Obligations)